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                                                                   EXHIBIT 10.07

                          INTEGRATED AUTOMATION INT'L.
                               NATIONAL HELP DESK

122 S. El Camino Real, #68                                  (800) 367-0898 Ext.4
San Clemente, CA  92672                                       FAX (714) 366-6142


                   INTEGRATED AUTOMATION INTERNATIONAL (IAI)
                         MAINTENANCE SERVICE AGREEMENT


         This Agreement, entered into this ____ day of ______________, 1999, by and between INTEGRATED AUTOMATION INTERNATIONAL ("IAI") and STUPIDPC, INC. ("OEM"), listed hereafter as signatories, do hereby agree as follows:

                                    RECITALS

         A. IAI is in the business of providing computer warranty products to be resold through its various clients, such as OEM, to OEM's customers.

         B. OEM desires to market IAI's warranty products to its customers in an effort to provide better service to those customers.

         C. It is the intent of both parties that OEM shall be at all times an independent contractor and not subject to the control or dictates of IAI; and, that OEM shall in no way be involved in controlling the service process contained in the IAI product after the sale is consummated by OEM to its customers.

IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, IAI AND OEM AGREE AS
FOLLOWS:

1.       DEFINITIONS, DESCRIPTIONS AND TERMINOLOGY OF AGREEMENT:

         A. "IAI One Year Warranty" refers to the initial period of warranty service applicable to OEM computer systems sold under this Agreement, said warranty period to begin with the date of User purchase, and to continue for one year thereafter;

         B. "Extended Warranty" refers to placing OEM computer systems under IAI warranty after the expiration of the IAI One Year Warranty;

         C. "Non-Warranty" refers to IAI services not provided under the IAI One Year Warranty or Extended Warranty, (site preparation, installation, etc);

         D.       "On-Site" refers to the physical User system location;

         E. "Field Failure" refers to any CPU unit failure which occurs requiring replacement of a part or parts;

         F. "User" refers to the consumer who purchases a CPU unit for their own use, and not for resale.


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                          INTEGRATED AUTOMATION INT'L.
                               NATIONAL HELP DESK

122 S. El Camino Real, #68                                  (800) 367-0898 Ext.4
San Clemente, CA  92672                                       FAX (714) 366-6142



2.       RESPONSIBILITIES OF THE PARTIES (OEM TO IAI):

         OEM agrees to abide by and perform in accordance with the following provisions:

         A. OEM, as an independent contractor, will sell the IAI One Year Warranty product with its computer systems;

         B. OEM will supply parts necessary for use in maintaining computers sold under the IAI One Year Warrant, at no cost to IAI;

         C. OEM will promptly ship (via UPS or equivalent service) all parts necessary to be provided to IAI under this Agreement at no charge to IAI;

         D. OEM will take all steps necessary to refer Users to IAI for Extended Warranty or Non-Warranty services.

3.       RESPONSIBILITIES OF THE PARTIES (IAI TO OEM):

         IAI agrees to abide by and perform in accordance with the following provisions:

         A. IAI hereby authorizes OEM, as an independent contractor, to sell IAI's One Year Warranty product pursuant to the costs and charges set forth herein. Nothing in this Agreement shall be construed to consider OEM an agent or employee of IAI;

         B. IAI shall bear the cost of returning parts provided by OEM under this Agreement;

         C. IAI shall ship out defective parts to OEM within five (5) working days following the completion of IAI One Year Warranty maintenance work;

         D. IAI hereby warrants each on-site service performed for a period of thirty (30) days following completion or repairs. Any defective repair performed by IAI shall be corrected at no charge, provided IAI receives notice within the thirty
                  (30) day period.

         E. IAI shall have a Field Service Technician at the User site within 8 working hours from the time IAI receives confirmation of parts receipt at the User site, provided the USER site is within 50 miles of a designated IAI service location. For User sites located further than 50 miles from a designated IAI service location, IAI shall use its best effort to have a Field Service Technician at the User site as soon as possible.


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                          INTEGRATED AUTOMATION INT'L.
                               NATIONAL HELP DESK

122 S. El Camino Real, #68                                  (800) 367-0898 Ext.4
San Clemente, CA  92672                                       FAX (714) 366-6142


4.       CONTRACT PERIODS OF MAINTENANCE AND SERVICE - "IAI ONE YEAR WARRANTY":

         A. Under the IAI One Year Warranty, telephone support is provided by IAI 24 hours a day, 365 days a year.

         B. On-Site maintenance service shall be performed from the period of 8:00 AM to 5:00 PM, Monday through Friday, excluding holidays observed at the User site.

5.       EXTENDED WARRANTY AND NON-WARRANTY WORK:

         A. Extended Warranty and Non-Warranty services will be made available to the User and paid for by the User.

6.       INVOICES AND PAYMENTS:

         A. IAI monthly charges are based on OEM monthly systems shipments as follows:

                  There shall be a minimum monthly fee of $2,500 per month, which covers initial 100 systems.

                  OEM will be charged additional $25 flat rate per system per year for any systems in excess of the first 100 systems.

                  The OEM field failure rate shall be no greater than Ten Percent (10%) of total monthly shipments (based on current Calendar Year shipments). For each and every field failure that exceeds the Ten Percent (10%), the charge shall be at the rate of $165 per on-site service call.

         B. Invoices are due and payable to IAI on the first (1st) day of each month. For payment received at the offices of IAI later than the fifth (5th) day of each month, there shall be a late charge assessed of Ten Percent (10%) of the overdue amount.

         C. If payment is not received by the eighth (8th) day of the month, OEM accounting department shall be placed on "credit-hold pending" status, which notice shall be delivered to OEM via immediate fax transmission and by overnight mail.

         D. If payment is not received by the tenth (10th) day of the month, OEM shall be placed on "credit hold". While on credit hold, all telephone support and on-site service activity shall cease. When payment has been received, plus late charge if applicable, service shall be restored on a "best efforts" basis as soon as possible.


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                          INTEGRATED AUTOMATION INT'L.
                               NATIONAL HELP DESK

122 S. El Camino Real, #68                                  (800) 367-0898 Ext.4
San Clemente, CA  92672                                       FAX (714) 366-6142


7.       CONFIDENTIAL NATURE OF THIS AGREEMENT:

         A. IAI acknowledges that, as a part of IAI's obligations under this Agreement, IAI may obtain information from OEM related to OEM products and business operations, all of which are confidential and proprietary in nature. Such "Confidential Information" includes, but is not limited to, the following types of information and/or other information of a similar nature, whether or not reproduced in writing: (1) information regarding OEM installed base and its customers or those of its affiliates; (2) any information which OEM obtains from another party which OEM treats as proprietary or designates as Confidential Information, whether or not owned or developed by OEM. IAI shall at all times, both during and after the term of this Agreement, agree not to disclose Confidential Information to any person or entity, and shall retain all such Confidential Information in confidence.

         B. IAI may release said Confidential Information with the express written consent of OEM;

         C. IAI shall notify OEM of any actual or suspected breach of confidentiality and shall cooperate fully with OEM in discovering the details of said actual or suspected breach of confidentiality.

8.       DAMAGES:

         A. IAI shall not be liable for any damage caused by delay on rendering service arising from any cause beyond its control.

         B. The sole and exclusive remedy for any breach of warranty, express or implied, including without limitation any warranties of merchantability of fitness, or negligence with respect to maintenance service hereunder and all other performance by IAI under or pursuant to this Agreement, shall be limited, except as specified in Paragraph 8A, above, to correction of any defective maintenance service by restoring the equipment to good operating condition.


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                          INTEGRATED AUTOMATION INT'L.
                               NATIONAL HELP DESK

122 S. El Camino Real, #68                                  (800) 367-0898 Ext.4
San Clemente, CA  92672                                       FAX (714) 366-6142


9.       TAXES:

         A. IAI shall be responsible for any NEXUS taxes associated with the performance of User on-site service of systems sold in accordance to the terms and conditions of this Agreement. The relationship between OEM and IAI is considered and agreed to be that of an independent contractor. It is the understanding of both parties that the sale of the IAI One Year Warranty product will not cause or subject OEM to taxation or liability by NEXUS.

10.      TERM OF AGREEMENT/TERMINATION:

         A. Except as provided in the following paragraph (Paragraph B), this Agreement shall not be subject to termination in whole or in part by either party until the expiration of three (3) years from the Commencement Date. This Agreement may be terminated at any time after the expiration of this period upon receipt of at least ninety (90) days written notice by either party, which notice shall be given no earlier than one hundred eighty (180) days before the expiration of the three
                  (3) year term. The OEM obligation to pay all maintenance and other charges which shall have accrued shall survive any termination of this Agreement.

         B. If OEM or IAI petitions for reorganization under the Bankruptcy Act or is adjudged a bankrupt, or if a receiver is appointed for OEM's or IAI's business or if OEM or IAI makes an assignment for the benefit of creditors or if OEM or IAI defaults I payment of any sum due hereunder, or if OEM or IAI otherwise fail to fulfill their obligations under this Agreement, then the non-defaulting party, either OEM or IAI shall, without further notice, have the immediate right to terminate this Agreement. OEM's or IAI's termination shall be without prejudice to any other remedies IAI or OEM may have.

11.      GENERAL PROVISIONS:

         A. Neither party shall have the right to assign its rights or obligations under this Agreement except with the written consent of the other party provided, however, that a successor in interest by merger, by operation of law, assignment, purchase, or otherwise of the entire business of either party shall acquire all interest of such party hereunder, and provided that either party shall be entitled to assign its right to receive money under this Agreement. Any prohibited assignment shall be null and void.


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                          INTEGRATED AUTOMATION INT'L.
                               NATIONAL HELP DESK

122 S. El Camino Real, #68                                  (800) 367-0898 Ext.4
San Clemente, CA  92672                                       FAX (714) 366-6142


         B. There are no other understandings, agreements or representations, express or implied, other than those specified herein. The foregoing terms and conditions shall prevail notwithstanding any variance with the terms and conditions of any order submitted by OEM. This Agreement shall not be deemed or construed to e modified, amended, rescinded, canceled or waived in whole or in part, except by written amendment by the parties hereto.

         C. The use of invoices or purchase orders between the parties to this Agreement shall be for convenience of record keeping only, and will have no effect on the terms and conditions set forth in this Agreement.

         D. Should a party to this Agreement breach the terms hereof, the prevailing party shall be entitled to reasonable attorney's fees and costs.

         E. Should any of the provisions to this Agreement, or any portion thereof, be determined illegal or unenforceable it shall be deemed stricken and the remaining provisions hereof shall be given separate effect from the provisions so determined and shall not be affected.

         F. This Agreement shall be governed by the laws of the State of California and that venue shall be Orange County, California.

         G. The parties hereby agree that either party may demand arbitration through the American Arbitration Association, Orange County, California. Should a dispute arise between the parties, discovery shall be governed by the American Arbitration Association Rules of Arbitration. The results of such arbitration shall be binding on all parties.


Dated:   4/15/99                            INTEGRATED AUTOMATION INTERNATIONAL
      ------------------------------

                                            By:      /s/ Robert Yin Lo
                                               ---------------------------------
                                            Name:    Robert Yin Lo       [Name]
                                                 ------------------------
                                            Title:   V.P.                [Title]
                                                  -----------------------



Dated:   4/9/99                             OEM
      ------------------------------


                                            By:      /s/ Bart Brannon
                                               ---------------------------------
                                            Name:    Bart Brannon        [Name]
                                                 ------------------------
                                            Title:   President/CEO       [Title]
                                                  -----------------------


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